Exhibit 99.1

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that a statement on Schedule 13D relating to the Common Stock, $0.01 par value per share, of Aspect Medical Systems, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

Dated: April 9, 2009

FIRST MANHATTAN CO.
By FIRST MANHATTAN LLC,
   General Partner

By: /s/ Neal K. Stearns
Name:   Neal K. Stearns
Title:     Managing Member

FIRST BIOMED MANAGEMENT ASSOCIATES, LLC
By FIRST MANHATTAN CO.,
   Co-Managing Member
By FIRST MANHATTAN LLC,
   General Partner

By: /s/ Neal K. Stearns
Name:   Neal K. Stearns
Title:     Managing Member

/s/ Vincent P. Scialli
              Vincent P. Scialli